Exhibit 10.4

 LOAN FACILITY AGREEMENT

LOAN FACILITY AGREEMENT

This Loan Facility Agreement ("Agreement") is made and effective the 1st of July 2013

BETWEEN:	HARBOURSAFE HOLDINGS, BRENDAN MACPHERSON, BELINDA STORELLI (the "Lender"), a stockholder of BANJO & MATILDA PTY LTD having [his/her] main residence located at:

263 MILITARY ROAD

VAUCLUSE NSW 2030 AUSTRALIA

POSTAL: PO BOX 3438 TAMARAMA NSW 2026

AND:	BANJO & MATILDA PTY LTO AND THE BANJO & MATILDA TRUST (the "Borrower''), a corporation organized and existing under the laws of the NSW] of AUSTRALIA, with its head office located at:

76 WILLIAM ST

PADDINGTON NSW 2021 AUSTRALIA

POST: PO BOX 3438 TAMARAMA NSW 2026

RECITALS

WHEREAS, Borrower desires to obtain a loan facility from Lender a loan in the principal amount of AU$1,016,625 (the "Loan"); and

WHEREAS, Lender is a stockholder owns 100% of the shares in BANJO & MATILDA PTY LTD (trustee for the BANJO & MATILDA TRUST) and, Lender desires to grant Borrower the Loan to provide a working capital line of credit.

WHEREAS, Borrower's obligation to repay the Loan shall be evidenced by a promissory note substantially in the form attached as Exhibit A hereto (the "Note"). Borrower shall execute and deliver to Lender the Note concurrently with execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the terms and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

PROMISE TO PAY

The Borrower promises to pay to Lender the sum of AU$1,016,625 and interest and other charges as part of this Agreement by June 30 2014 (the "Repayment Date").

CONVERSION

Conversion rights of Lender

1.1	The Lender may convert all or any of its Loan into Ordinary Shares at any time and at a date prior to the Repayment Date by giving a Conversion Notice to the Borrower. Conversion Notice may not be given when the date of the conversion could be after the Repayment Date.

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1.2	A Conversion Notice requires the Borrower to convert the outstanding Loan balance including all Interest and any charges into shares in the Borrower at a discount of 10% to last 30 days average share price if publicly quoted; or at the fair market value as determined by an independent valuer.

Allotment, quotation and ranking of shares

1.3	Each Ordinary Share issued upon conversion of will have all of the following features:

1.3.1	Be allotted within 15 business days after the Conversion Date.

1.3.2	Be fully paid up.

1.3.3	Rank pari passu with the existing Ordinary Shares.

Promptly after each allotment the Borrower will issue a share certificate to the Lender in the same manner as notices are to be given to it, unless the Borrower is participating in a share transfer scheme under which the ownership of shares is recorded without certificates, in which case, at the request of an Lender, the Borrower may not issue a certificate for the Ordinary Shares allotted to that member.

INTEREST

1.4	Interest must be paid by the Borrower from JULY 1 2013 until (and including) the following times:

(a)	Where all or part of the Loan is not converted to shares per 1.1, 1.2, 1.3, the date on which it is repaid.

(a)	Where all or part of the Loan is converted, the date which it is converted

1.5	The amount of interest payable in any period under this document will accrue daily and will be calculated at 3% annually on the outstanding balance of the Loan amount for the number of days in that period.

Time and manner of payment

1.6	Interest must be paid on or by the Repayment Date.

1.7	All accrued interest must be paid upon the conversion or repayment of the Loan

REPAYMENT

Obligations on Repayment Date

1.8	On the Repayment Date the Borrower must pay to the Lender the Loan and all accrued interest which have not previously been converted.

Obligations cease

1.9	Upon the payment of all amounts owing to the Lender the obligations of the Borrower in respect of the Convertible Notes shall be extinguished.

1.10	The Lender may request early repayment prior to the Repayment Date of up to AU$100,000 by giving 60 days notice to the Borrower (“At Call Funds”).

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1.11	Repayment of At Call Funds is subject to all interest, charges and conversion rights under this Agreement.

LATE CHARGE

1.12	Any amount which is outstanding beyond the repayment date of June 30 2014 shall be subject to a late charge equivalent to 15% annually, calculated daily.

SECURITY

1.13	To protect Lender, Borrower gives what is known as a security interest or mortgage in the Intellectual Property of the Borrower including, but not limited to all brand names, logos, garment designs, imagery, web site code and web sites, data bases including online and wholesale customers.

DEFAULT

1.14	If for any reason Borrower fails to make any payment on time, the Borrower shall be in default. The Lender can then demand immediate payment of the entire remaining unpaid balance of this Loan, without giving anyone further notice.

1.15	If the Borrower cannot or does not pay the amount due to the Borrower per clause 1.12, then the Borrower may request the immediate transfer of the named Intellectual Property to the Lender, and the Borrower must transfer the Intellectual property within 5 business days.

RIGHT OF OFFSET

1.16	If this Loan becomes past due, the Lender will have the right to pay this Loan from any deposit or security Borrower has with Lender without further notice.

IN WITNESS WHEREOF, the undersigned has caused this Loan Agreement to be duly executed as of the date first written below.

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PROMISSORY NOTE

This Promissory Note (the "Note") is made and effective the July 1, 2013.

BETWEEN:	HARBOURSAFE HOLDINGS (the "Lender"), a stockholder of BANJO & MATILDA having [his/her] main residence located at: 263 MILITARY ROAD VAUCLUSE NSW 2030 AUSTRALIA POSTAL: PO BOX 3438 TAMARAMA NSW 2026

AND:	BANJO & MATILDA (the "Borrower"), a corporation organized and existing under the laws of the NSW of AUSTRALIA with its head office located at:

76 WILLIAM ST

PADDINGTON NSW 2021 AUSTRALIA

POST: PO BOX 3438 TAMARAMA NSW 2026

TERMS

1.	FOR VALUE RECEIVED, the Borrower promises to pay to the order of Lender the principal sum outstanding of the Loan as at June 30 2014 together with all charges and Interest herein provided, payable at the rate and in the manner hereinafter set forth:

2.	Borrower shall pay all amounts due under this Note, including principal, interest and other charges due and payable in full on or before the Repayment Date of 30th of June 2014. Time is of the essence of the payment obligations hereunder.

3.	This Note is and will be secured by a first priority interest in certain tangible and intangible property of the Borrower. All of the terms, covenants, Conditions, representations and warranties contained in the Agreement are hereby made part of this Note to the same extent and with the same force and effect as if fully set forth herein.

4.	If the Borrower becomes insolvent then the Note sum outstanding will become immediately due and payable. If the outstanding sum is not paid within 30 days of such insolvency event, then the Borrower has the right to transfer and take possession of the Security tangible and intangible assets as defined in Clause 1.11, 1.12, and 1.13.

5.	If all or any portion of any payment due hereunder is not received by the Lender within 30 calendar days after the date when such payment is due, the Borrower shall pay a late charge equal to 15% per annum, calculated daily, and payable weekly. Such late charge to be immediately due and payable without demand by Lender.

6.	If any payment under this Note is not paid in full on or before the Repayment Date, or should default be made in the performance or observation of any of the terms, covenants, or condition contained in the Loan Documents, or if any representation or warranty contained in the Loan Documents is breached or is or becomes untrue, this Note shall be in default, and the entire principal amount outstanding hereunder, accrued interest thereon, all late charges, if any, and any and all other charges due hereunder, shall, at Lender's option, immediately become due and payable, Without further notice, the giving of such notice being expressly waived by the Borrower. Lender may exercise this option to accelerate during any default by the Borrower, regardless of any prior forbearance. In the event of any such default, and if the same is referred to an attorney-at-law for collection, or if any action at law or in equity is brought with respect hereto, Borrower shall pay to Lender, in addition to all other charges required pursuant to the terms hereof or pursuant to the terms of the Loan Documents, all costs and expenses of the Lender. From and after the Repayment date, or during default, if such default should occur prior to the Repayment Date, the outstanding principal amount hereunder and accrued interest and other charges shall bear interest at the highest rate allowed by law.

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7.	From time to time, without affecting the joint and several obligations of all makers, sureties, guarantors and endorsers hereof, and their respective successors and assigns, (I) to pay the outstanding principal balance herein and accrued interest thereon, (ii) to observe the covenants contained herein, (iii) to observe the terms, covenants and conditions of the Loan Documents or any instrument govern to secure the performance hereof, and without giving notice to or obtaining the consent of any maker, surety, guarantor or endorser hereof or their successors or assigns, and without liability on the part of the holder hereof, the holder hereof may, at its option, extend the time for payment or any part thereof, release anyone liable for payment herein, renew this note, modify the terms or times for payment herein ,join in any extension of subordination hereof, release any security given here fore, take or release additional security, modify the rate of interest herein or agree in writing with the undersigned to modify the terms, covenants and conditions of any instrument given to secure performance hereof.

8.	ANY RIGHT OF TRIAL BY JURY, PRESENTMENT, NOTICE OF DISHONOR, AND PROTEST ARE HEREBY WAIVED BY ALL MAKERS, SURETIES, GUARANTORS AND ENDORSERS HEREOF. This Note shall be the joint and several obligations of all makers, sureties, guarantors, and endorsers hereof and shall be binding upon them and their respective heirs, executors, administers, successors and assigns.

9.	Borrower shall pay the costs of all documentary, revenue, tax or other stamps now or hereafter required by any law at any time to be affixed to or which are otherwise made necessary as a result of this Note or any of the Loan Documents, and if any taxes be imposed with respect to debts secured by mortgages and or deeds of trust with respect to notes evidencing debts so secured, Borrower agrees to pay to Lender the full amount of any such taxes, and hereby waives any contrary provisions if any laws of rules of court now or hereafter in effect.

10.	Lender and Borrower intend that the relationship created and evidenced by this Note and the Loan Documents shall be solely that of debtor and creditor nothing in this Note shall be construed as creating a joint venture, partnership. tenancy in common, or joint tenancy between Lender and Borrower

11.	The remedies of this Note are cumulative and concurrent and may be pursued singularly or successively together, at the sole discretion of the holder, and may be exercised as often as occasion therefore shall occur. The waiver by Lender or failure to enforce any term, covenant or condition of this Note or to declare any default hereunder, shall not operate as a waiver of any subsequent default or affect the right of the holder to exercise any right or remedy not expressly waived in writing by the holder.

12.	The unenforceability or invalidity of any one or more provisions of this Note shall not render any other provision herein contained unenforceable or invalid. This note and all of the Loan Documents shall be construed under the laws of the [State/Province] of [STATE/PROVINCE.

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IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be duly executed as of the date first written below.

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